News Release

Contact:
Angie Yang
SVP, Investor Relations
213-251-2219
angie.yang@BBCNbank.com

BBCN BANCORP REPORTS SOLID FINANCIAL RESULTS FOR 2015 SECOND QUARTER

Q2 2015 Summary:

▪	Net income totals $22.9 million, or $0.29 per diluted common share

▪	New loan originations amount to $360 million

▪	Loans receivable increase 2% to $5.82 billion, or 5% year-to-date

▪	Total deposits decrease 1% to $5.76 billion, but increase 1% year-to-date

▪	Noninterest bearing deposits up 4% over Q1 2015, and increase to 29% of total deposits

▪	Total assets increase 1% to $7.33 billion, or 3% year-to-date

LOS ANGELES - July 20, 2015 - BBCN Bancorp, Inc. (the “Company”) (NASDAQ: BBCN), the holding company of BBCN Bank (the “Bank”), today reported strong financial results for the three months ended June 30, 2015. Net income for the 2015 second quarter increased 7% to $22.9 million, or $0.29 per diluted common share, compared with $21.4 million, or $0.27 per diluted common share, for the preceding 2015 first quarter and $22.3 million, or $0.28 per diluted common share, for the year-ago second quarter.

“Financial results for the three months ended June 30, 2015 reflect solid execution across all areas of our business operations,” said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. “Earnings for the second quarter benefited from a 4 basis point expansion in our net interest margin, including a special one-time dividend by the Federal Home Loan Bank of San Francisco, and a concerted focus on expense management. In addition, we made good progress again this quarter with credit recoveries, which contributed to lower-than-projected provision requirements, notwithstanding our loan growth. New loan originations continue to be robust amounting to $360 million for the 2015 second quarter, and our pipeline continues to build. While total deposit balances are down, we are pleased with the more favorable mix, with noninterest bearing deposits increasing 4% during the quarter and accounting for 29% of overall deposits at quarter end.

“We are particularly pleased with the strength and consistency of our financial performance as we continue to transform BBCN into a more diversified financial institution. While we recognize that it will take commitment and time to grow our new business lines to become meaningful contributors to our overall business, we believe these initiatives will significantly enhance BBCN’s ability to sustain earnings growth for the long term. Ultimately, it is our goal to deliver greater value to our customers, employees and shareholders as the premier Korean-American Bank in the nation, and we look forward to keeping everyone apprised of our ongoing progress,” said Kim.

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Financial Highlights

(dollars in thousands, except per share data)	At or for the Three Months Ended
	6/30/2015	3/31/2015	6/30/2014
Net income	$22,941	$21,358	$22,312
Diluted earnings per share	$0.29	$0.27	$0.28
Net interest income before provision for loan losses	$67,390	$65,123	$67,490
Net interest margin	3.91%	3.87%	4.20%
Noninterest income	$10,568	$11,205	$10,492
Noninterest expense	$38,698	$39,234	$37,739
Net loans receivable	$5,745,706	$5,641,045	$5,280,187
Deposits	$5,758,290	$5,803,253	$5,470,388
Nonaccrual loans (1)	$39,681	$38,755	$42,651
ALLL to loans receivable	1.21%	1.22%	1.25%
ALLL to nonaccrual loans (1)	176.70%	179.57%	156.78%
ALLL to nonperforming assets (1) (2)	59.63%	59.86%	62.40%
Provision for loan losses	$1,000	$1,500	$2,996
Net charge offs (recoveries)	$476	$(336)	$1,825
ROA	1.26%	1.19%	1.31%
ROE	10.13%	9.60%	10.59%
Efficiency ratio	49.64%	51.40%	48.39%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $22.6 million, $26.0 million and $30.0 million at June 30, 2015, March 31, 2015 and June 30, 2014, respectively.
(2) Nonperforming assets exclude acquired credit impaired loans totaling $23.0 million, $24.1 million and $43.7 million at June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

Operating Results for the 2015 Second Quarter

The comparability of BBCN’s operating results with past performance is impacted by acquisition accounting adjustments related to past acquisitions. The Company provides the following supplemental information to facilitate a better understanding of past financial performance. Operating results for the three months ended June 30, 2015, March 31, 2015, and June 30, 2014 include the following pre-tax acquisition accounting adjustments related to past acquisitions:

(dollars in thousands)	Three Months Ended
	6/30/2015	3/31/2015	6/30/2014
Accretion of discount on acquired performing loans	$2,515	$2,183	$4,575
Accretion of discount on acquired credit impaired loans	1,818	1,555	2,096
Amortization of premium on acquired FHLB borrowings	95	94	94
Accretion of discount on acquired subordinated debt	(42)	(41)	(40)
Amortization of premium on acquired time deposits	49	75	231
Increase to pre-tax income	$4,435	$3,866	$6,956

Net Interest Income and Net Interest Margin. Net interest income before provision for loan losses for the 2015 second quarter increased 3% to $67.4 million from $65.1 million in the preceding 2015 first quarter, reflecting higher interest and fees on loans as a result of a 2% increase in average loans receivable, along with a $923,400 special dividend from the Federal Home Loan Bank of San Francisco (“FHLB”). Compared with the prior-year period, net interest income before provision for loan losses was relatively flat versus $67.5 million, as diminishing

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acquisition accounting adjustments and lower yields on interest earning assets offset the benefit of a 9% increase in average loans receivable.

The net interest margin (net interest income divided by average interest earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	6/30/2015	3/31/2015	change	6/30/2014	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.63%	3.61%	0.02%	3.72%	(0.09)%
Acquisition accounting adjustments	0.28	0.26	0.02	0.48	(0.20)
Net interest margin	3.91%	3.87%	0.04%	4.20%	(0.29)%

The net interest margin for the 2015 second quarter increased 4 basis points from the preceding first quarter to 3.91%, and increased 2 basis points on a core basis when excluding the effect of acquisition accounting adjustments, largely reflecting the benefit of the special FHLB dividend.

Compared with the prior-year period, net interest margin for the 2015 second quarter declined 29 basis points, but decreased only 9 basis points when excluding the effect of acquisition accounting adjustments. The Company attributed the year-over-year decrease in net interest margin largely to declines in the weighted average yield on loans.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	6/30/2015	3/31/2015	change	6/30/2014	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.64%	4.71%	(0.07)%	4.86%	(0.22)%
Acquisition accounting adjustments	0.34	0.32	0.02	0.58	(0.24)
Weighted average yield on loans	4.98%	5.03%	(0.05)%	5.44%	(0.46)%

The weighted average yield on loans for the 2015 second quarter declined 5 basis points to 4.98% from the preceding 2015 first quarter and 7 basis points on a core basis excluding the effect of acquisition accounting adjustments. The weighted average yield on new loans originated during the 2015 second quarter rebounded to 4.29% from 4.07% in the preceding first quarter, which included higher origination levels of commercial loans and variable rate loans. Variable rate loans, which typically have lower initial rates than fixed rate loans, accounted for 51% of new loan originations for the 2015 second quarter, versus 68% in the preceding first quarter.

Compared with the prior-year period, the weighted average yield on loans decreased 46 basis points and 22 basis points on a core basis, excluding the effect of acquisition accounting adjustments.

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The weighted average cost of deposits and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	6/30/2015	3/31/2015	change	6/30/2014	change
Weighted average cost of deposits, excluding the effect of acquisition accounting adjustments	0.56%	0.56%	—%	0.55%	0.01%
Acquisition accounting adjustments	(0.01)	(0.01)	—	(0.01)	—
Weighted average cost of deposits	0.55%	0.55%	—%	0.54%	0.01%

The weighted average cost of deposits for the 2015 second quarter was flat with the preceding first quarter both on a reported basis and on a core basis, excluding the effect of amortization of premium on time deposits assumed in acquisitions. Compared with the prior-year period, the weighted average cost of deposits for the 2015 second quarter increased one basis point both on a reported basis and on a core basis, excluding the effect of premium amortization on time deposits assumed in acquisitions.

Noninterest Income. Noninterest income for the 2015 second quarter totaled $10.6 million, compared with $11.2 million in the preceding 2015 first quarter. Aside from regular fluctuations in other income and fees, the Company posted no gains on sales of securities available for sale in the 2015 second quarter, versus a gain of $424,000 in the preceding first quarter.

Noninterest income for the 2015 second quarter increased modestly when compared with $10.5 million in the prior-year period. The variance reflects industry-wide reductions in service fees on deposits due to regulatory changes, offset by a higher gain on sale of SBA loans in the 2015 second quarter, which amounted to $3.1 million, versus $2.8 million for the year-ago second quarter.

Noninterest Expense. Total noninterest expense for the 2015 second quarter declined 1% to $38.7 million from $39.2 million in the preceding first quarter, but increased 3% over $37.7 million in the second quarter a year ago.

Salaries and employee benefits expense for the 2015 second quarter declined 1% from the preceding first quarter, but increased 15% over the 2014 second quarter. The total number of FTEs as of June 30, 2015 was 927, versus 933 at March 31, 2015 and 875 as of June 30, 2014.

Income Tax Provision. The effective tax rate for the 2015 second quarter was 40.0%, compared with 40.0% for the preceding 2015 first quarter and 40.1% for the 2014 second quarter.

Balance Sheet Summary

Loans receivable totaled $5.82 billion at June 30, 2015, reflecting a 2% increase over $5.71 billion at March 31, 2015, and a 9% increase over $5.35 billion at June 30, 2014.

Total new loan originations during the second quarter of 2015 amounted to $360.2 million, including SBA loan originations of $70.3 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. Production of SBA 7(a) loans amounted to $58.3 million for the second quarter of 2015, compared with $42.9 million for the preceding 2015 first quarter. During the 2015 second quarter, the Company sold $34.2 million of its SBA loans held for sale.

Aggregate pay offs and pay downs for the 2015 second quarter amounted to $216.5 million, compared with $166.3 million for the preceding 2015 first quarter and $231.2 million for the year-ago second quarter.

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Total deposits declined 1% to $5.76 billion at June 30, 2015 from $5.80 billion at March 31, 2015, reflecting increases in noninterest bearing demand deposits, money market accounts and savings deposits, offset by outflows in jumbo time deposits. Noninterest bearing deposits rose 4% during the 2015 second quarter and increased as a percentage of total deposits to 29% at June 30, 2015 from 28% at March 31, 2015. Compared with June 30, 2014, total deposits increased 5% over $5.47 billion.

Credit Quality

The provision for loan losses for the 2015 second quarter was $1.0 million, compared with $1.5 million for the preceding 2015 first quarter and $3.0 million for the prior-year second quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “Legacy Loans”) and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as “Acquired Loans”). The Acquired Loans are further segregated between performing and credit impaired loans.

The composition of the ALLL as of June 30, 2015, March 31, 2015, and June 30, 2014 is as follows:

(dollars in thousands)	6/30/2015	3/31/2015	6/30/2014
Legacy Loans (1)	$55,563	$55,397	$58,877
Acquired Loans - Performing (2)	1,908	1,550	2,113
Acquired Loans - Credit Impaired (2)	12,647	12,647	5,880
Total ALLL	$70,118	$69,594	$66,870

Loans Receivable	$5,815,824	$5,710,639	$5,347,057
ALLL coverage ratio	1.21%	1.22%	1.25%

(1)	Legacy Loans include loans originated by the Bank’s predecessor bank, loans originated by BBCN and loans that were acquired and that have been refinanced as new loans.

(2)	Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the components of criticized loan balances as of June 30, 2015, March 31, 2015, and June 30, 2014:

(dollars in thousands)	6/30/2015	3/31/2015	6/30/2014
Special Mention (1)	$129,795	$112,298	$92,470
Classified (1)	195,389	209,992	242,258
Criticized	$325,184	$322,290	$334,728

(1)	Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loans) and accruing restructured loans. Nonaccrual loans at June 30, 2015 totaled $39.7 million, or 0.68% of loans receivable. This compares with nonaccrual loans of $38.8 million, or 0.68% of loans receivable, at March 31, 2015 and $42.7 million, or 0.80% of loans receivable, at June 30, 2014. Accruing restructured loans amounted to $57.4 million at June 30, 2015, compared with $57.9 million at March 31, 2015 and $43.9 million at June 30, 2014. Total nonperforming loans at June 30, 2015 amounted to $97.4 million, or 1.67% of loans receivable, compared with $96.7 million, or 1.69% of loans receivable, at March 31, 2015 and $86.6 million, or 1.62% of loans receivable, at June 30, 2014.

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Nonperforming assets, including nonperforming loans and other real estate owned, amounted to $117.6 million at June 30, 2015, or 1.60% of total assets, compared with $116.3 million, or 1.60% of total assets, at March 31, 2015, and $107.2 million, or 1.56% of total assets, at June 30, 2014.

Net charge offs for the 2015 second quarter amounted to $476,000, or 0.03% of average loans receivable on an annualized basis, compared with net recoveries of $336,000 for the 2015 first quarter, or 0.02% of average loans receivable on an annualized basis and net charge offs of $1.8 million, or 0.14% of average loans receivable on an annualized basis, for the year-ago second quarter.

The allowance for loan losses at June 30, 2015 was $70.1 million, or 1.21% of loans receivable (excluding loans held for sale), compared with $69.6 million, or 1.22%, at March 31, 2015 and $66.9 million, or 1.25%, at June 30, 2014. The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired credit impaired loans) was 71.98% at June 30, 2015, versus 72.00% at March 31, 2015 and 77.26% at June 30, 2014.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) declined to $118.7 million at June 30, 2015, compared with $122.7 million at March 31, 2015 and $124.2 million at June 30, 2014.

Capital

At June 30, 2015, the Company continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” institution, as summarized in the following table.

	6/30/2015	3/31/2015	6/30/2014
Common Equity Tier 1 Capital	12.58%	12.73%	—
Leverage Ratio	11.80%	11.76%	11.66%
Tier 1 Risk-based Ratio	13.22%	13.39%	13.71%
Total Risk-based Ratio	14.34%	14.53%	14.90%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	6/30/2015	3/31/2015	6/30/2014
Tangible common equity per share (1)	$10.05	$9.93	$9.34
Tangible common equity to tangible assets (1)	11.07%	11.03%	10.99%

(1)
Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders’ equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, July 21, 2015 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the 2015 second quarter. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “BBCN Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp’s website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through July 28, 2015, passcode 10068287.

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About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $7.3 billion in assets as of June 30, 2015. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon and Fremont, California; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release may contain forward-looking statements, including statements about future operations and projected financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

Assets	6/30/2015	3/31/2015	% change	12/31/2014	% change	6/30/2014	% change
Cash and due from banks	$299,883	$429,871	(30)%	$462,160	(35)%	$414,919	(28)%
Securities available for sale, at fair value	875,405	812,372	8%	796,523	10%	746,683	17%
Federal Home Loan Bank, Federal Reserve Bank stock and other investments	40,558	28,673	41%	28,708	41%	28,399	43%
Loans held for sale, at the lower of cost or fair value	33,785	26,432	28%	28,311	19%	53,324	(37)%
Loans receivable	5,815,824	5,710,639	2%	5,565,192	5%	5,347,057	9%
Allowance for loan losses	(70,118)	(69,594)	(1)%	(67,758)	(3)%	(66,870)	(5)%
Net loans receivable	5,745,706	5,641,045	2%	5,497,434	5%	5,280,187	9%
Accrued interest receivable	13,781	13,904	(1)%	13,634	1%	13,133	5%
Premises and equipment, net	35,321	30,074	17%	30,722	15%	30,699	15%
Bank owned life insurance	46,466	46,196	1%	45,927	1%	45,354	2%
Goodwill	105,401	105,401	—%	105,401	—%	105,401	—%
Servicing assets	10,935	10,529	4%	10,341	6%	9,024	21%
Other intangible assets, net	3,354	3,620	(7)%	3,887	(14)%	4,535	(26)%
Other assets	122,724	119,788	2%	117,282	5%	134,633	(9)%
Total assets	$7,333,319	$7,267,905	1%	$7,140,330	3%	$6,866,291	7%

Liabilities
Deposits	$5,758,290	$5,803,253	(1)%	$5,693,452	1%	$5,470,388	5%
Borrowings from Federal Home Loan Bank	580,785	480,881	21%	480,975	21%	461,166	26%
Subordinated debentures	42,241	42,199	—%	42,158	—%	42,076	—%
Accrued interest payable	5,954	6,477	(8)%	5,855	2%	6,087	(2)%
Other liabilities	37,461	35,897	4%	35,117	7%	33,965	10%
Total liabilities	6,424,731	6,368,707	1%	6,257,557	3%	6,013,682	7%

Stockholders’ Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at June 30, 2015, March 31, 2015, December 31, 2014, and June 30, 2014; issued and outstanding, 79,550,403, 79,542,321, 79,503,552 and 79,493,732 shares at June 30, 2015, March 31, 2015, December 31, 2014, and June 30, 2014, respectively	80	79	1%	79	1%	79	1%
Capital surplus	541,091	541,824	—%	541,589	—%	541,173	—%
Retained earnings	367,792	352,807	4%	339,400	8%	311,195	18%
Accumulated other comprehensive income, net	(375)	4,488	(108)%	1,705	(122)%	162	(331)%
Total stockholders’ equity	908,588	899,198	1%	882,773	3%	852,609	7%
Total liabilities and stockholders’ equity	$7,333,319	$7,267,905	1%	$7,140,330	3%	$6,866,291	7%

Table Page 1

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/2015	3/31/2015	% change	6/30/2014	% change	6/30/2015	6/30/2014	% change
Interest income:
Interest and fees on loans	$71,249	$69,639	2%	$71,687	(1)%	$140,888	$140,381	—%
Interest on securities	4,215	4,219	—%	4,078	3%	8,434	8,172	3%
Interest on federal funds sold and other investments	1,611	696	131%	688	134%	2,307	1,253	84%
Total interest income	77,075	74,554	3%	76,453	1%	151,629	149,806	1%

Interest expense:
Interest on deposits	7,970	7,754	3%	7,272	10%	15,724	13,962	13%
Interest on other borrowings	1,714	1,677	2%	1,691	1%	3,391	3,389	—%
Total interest expense	9,684	9,431	3%	8,963	8%	19,115	17,351	10%

Net interest income before provision for loan losses	67,391	65,123	3%	67,490	—%	132,514	132,455	—%
Provision for loan losses	1,000	1,500	(33)%	2,996	(67)%	2,500	6,022	(58)%
Net interest income after provision for loan losses	66,391	63,623	4%	64,494	3%	130,014	126,433	3%

Noninterest income:
Service fees on deposit accounts	3,030	3,062	(1)%	3,360	(10)%	6,092	6,832	(11)%
Net gains on sales of SBA loans	3,119	3,044	2%	2,811	11%	6,163	5,533	11%
Net gains on sales of other loans	45	182	(75)%	—	100%	227	—	100%
Net gains on sales of securities available for sale	—	424	(100)%	—	—%	424	—	100%
Net gains on sales of OREO	73	110	(34)%	31	135%	183	437	(58)%
Other income and fees	4,301	4,383	(2)%	4,290	—%	8,684	8,785	(1)%
Total noninterest income	10,568	11,205	(6)%	10,492	1%	21,773	21,587	1%

Noninterest expense:
Salaries and employee benefits	20,932	21,181	(1)%	18,143	15%	42,113	37,082	14%
Occupancy	4,810	4,692	3%	4,715	2%	9,502	9,339	2%
Furniture and equipment	2,323	2,263	3%	2,012	15%	4,586	4,026	14%
Advertising and marketing	1,484	1,391	7%	1,508	(2)%	2,875	2,596	11%
Data processing and communications	2,463	2,349	5%	2,299	7%	4,812	4,420	9%
Professional fees	1,253	1,424	(12)%	1,315	(5)%	2,677	2,628	2%
FDIC assessment	909	1,112	(18)%	1,080	(16)%	2,021	2,103	(4)%
Credit related expenses	1,976	2,189	(10)%	3,016	(34)%	4,165	4,437	(6)%
Other	2,548	2,633	(3)%	3,651	(30)%	5,181	7,382	(30)%
Total noninterest expense	38,698	39,234	(1)%	37,739	3%	77,932	74,013	5%
Income before income taxes	38,261	35,594	7%	37,247	3%	73,855	74,007	—%
Income tax provision	15,320	14,236	8%	14,935	3%	29,556	29,499	—%
Net income	$22,941	$21,358	7%	$22,312	3%	$44,299	$44,508	—%

Earnings Per Common Share:
Basic	$0.29	$0.27		$0.28		$0.56	$0.56
Diluted	$0.29	$0.27		$0.28		$0.56	$0.56

Average Shares Outstanding:
Basic	79,549,097	79,526,218		79,490,767		79,539,789	79,481,359
Diluted	79,569,875	79,602,122		79,614,046		79,563,944	79,618,446

Table Page 2

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	At or for the Three Months Ended (Annualized)			At or for the Six Months Ended
Profitability measures:	6/30/2015	3/31/2015	6/30/2014	6/30/2015	6/30/2014
ROA	1.26%	1.19%	1.31%	1.23%	1.33%
ROE	10.13%	9.60%	10.59%	9.86%	10.71%
Return on average tangible equity [1]	11.51%	10.94%	12.18%	11.23%	12.35%
Net interest margin	3.91%	3.87%	4.20%	3.89%	4.24%
Efficiency ratio	49.64%	51.40%	48.39%	50.51%	48.05%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended			Three Months Ended
	6/30/2015			3/31/2015			6/30/2014
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$5,742,153	$71,249	4.98%	$5,617,929	$69,639	5.03%	$5,289,059	$71,687	5.44%
Securities available for sale	819,820	4,215	2.06%	782,305	4,219	2.16%	721,270	4,078	2.26%
FRB and FHLB stock and other investments	348,690	1,611	1.83%	410,973	696	0.68%	426,924	668	0.62%
Term federal funds sold	—	—	NA	—	—	NA	13,407	20	0.60%
Total interest earning assets	$6,910,663	$77,075	4.47%	$6,811,207	$74,554	4.44%	$6,450,660	$76,453	4.75%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$1,608,495	$2,873	0.72%	$1,625,641	$2,765	0.68%	$1,483,473	$2,499	0.68%
Savings	194,053	416	0.86%	195,063	425	0.88%	207,312	539	1.04%
Time deposits:
$100,000 or more	1,750,089	3,514	0.81%	1,713,331	3,377	0.80%	1,626,200	2,984	0.74%
Other	609,654	1,167	0.77%	626,197	1,187	0.77%	695,740	1,250	0.72%
Total time deposits	2,359,743	4,681	0.80%	2,339,528	4,564	0.79%	2,321,940	4,234	0.73%
Total interest bearing deposits	4,162,291	7,970	0.77%	4,160,232	7,754	0.76%	4,012,725	7,272	0.73%
FHLB advances	481,946	1,327	1.10%	480,942	1,297	1.09%	445,835	1,311	1.18%
Other borrowings	40,670	387	3.76%	40,624	380	3.74%	40,490	380	3.71%
Total interest bearing liabilities	4,684,907	$9,684	0.83%	4,681,798	$9,431	0.82%	4,499,050	$8,963	0.80%
Noninterest bearing demand deposits	1,623,922			1,543,144			1,437,860
Total funding liabilities/cost of funds	$6,308,829		0.62%	$6,224,942		0.61%	$5,936,910		0.61%
Net interest income/net interest spread		$67,391	3.64%		$65,123	3.62%		$67,490	3.95%
Net interest margin			3.91%			3.87%			4.20%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.91%			3.88%			4.18%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.88%			3.85%			4.16%
Nonaccrual loan income (reversed) recognized		$(21)			$(24)			$211
Prepayment fee income received		457			510			302
Net		$436			$486			$513

Cost of deposits:
Noninterest bearing demand deposits	$1,623,922	$—		$1,543,144	$—		$1,437,860	$—
Interest bearing deposits	4,162,291	7,970	0.77%	4,160,232	7,754	0.76%	4,012,725	7,272	0.73%
Total deposits	$5,786,213	$7,970	0.55%	$5,703,376	$7,754	0.55%	$5,450,585	$7,272	0.54%

Table Page 4

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Six Months Ended			Six Months Ended
	6/30/2015			6/30/2014
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$5,680,364	$140,888	5.00%	$5,236,721	$140,381	5.41%
Securities available for sale	801,166	8,434	2.11%	710,163	8,172	2.30%
FRB and FHLB stock and other investments	379,659	2,307	1.21%	343,479	1,233	0.71%
Term federal funds sold	—	—	NA	6,740	20	0.60%
Total interest earning assets	$6,861,189	$151,629	4.45%	$6,297,103	$149,806	4.79%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$1,617,021	$5,638	0.70%	$1,438,138	$4,776	0.67%
Savings	194,555	841	0.87%	212,341	1,139	1.08%
Time deposits:
$100,000 or more	1,731,812	6,891	0.80%	1,593,865	5,663	0.72%
Other	617,879	2,354	0.77%	679,947	2,384	0.71%
Total time deposits	2,349,691	9,245	0.79%	2,273,812	8,047	0.71%
Total interest bearing deposits	4,161,267	15,724	0.76%	3,924,291	13,962	0.72%
FHLB advances	481,447	2,624	1.10%	433,644	2,522	1.17%
Other borrowings	40,647	767	3.75%	46,412	867	3.71%
Total interest bearing liabilities	4,683,361	$19,115	0.82%	4,404,347	$17,351	0.79%
Noninterest bearing demand deposits	1,583,756			1,396,111
Total funding liabilities/cost of funds	$6,267,117		0.61%	$5,800,458		0.60%
Net interest income/net interest spread		$132,514	3.63%		$132,455	4.00%
Net interest margin			3.89%			4.24%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.89%			4.24%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.86%			4.21%
Nonaccrual loan income (reversed) recognized		$(45)			$75
Prepayment fee income received		967			914
Net		$922			$989

Cost of deposits:
Noninterest bearing demand deposits	$1,583,756	$—		$1,396,111	$—
Interest bearing deposits	4,161,267	15,724	0.76%	3,924,291	13,962	0.72%
Total deposits	$5,745,023	$15,724	0.55%	$5,320,402	$13,962	0.53%

Table Page 5

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES	6/30/2015	3/31/2015	% change	6/30/2014	% change	6/30/2015	6/30/2014	% change
Loans receivable, including loans held for sale	$5,742,153	$5,617,929	2%	$5,289,059	9%	$5,680,364	$5,236,721	8%
Investments	1,168,510	1,193,278	(2)%	1,161,601	1%	1,168,510	1,060,382	10%
Interest earning assets	6,910,663	6,811,206	1%	6,450,661	7%	6,848,874	6,297,103	9%
Total assets	7,264,687	7,161,811	1%	6,821,827	6%	7,213,533	6,674,506	8%

Interest bearing deposits	4,162,291	4,160,232	—%	4,012,725	4%	4,161,267	3,924,291	6%
Interest bearing liabilities	4,684,907	4,681,798	—%	4,499,050	4%	4,683,361	4,404,347	6%
Noninterest bearing demand deposits	1,623,922	1,543,144	5%	1,437,860	13%	1,583,756	1,396,111	13%
Stockholders’ equity	906,310	890,206	2%	842,837	8%	898,302	831,155	8%
Net interest earning assets	2,225,756	2,129,408	5%	1,951,611	14%	2,165,513	1,892,756	14%

LOAN PORTFOLIO COMPOSITION:	6/30/2015	3/31/2015	% change	12/31/2014	% change	6/30/2014	% change
Commercial loans	$1,085,714	$1,072,261	1%	$1,038,383	5%	$1,070,196	1%
Real estate loans	4,645,401	4,554,127	2%	4,441,864	5%	4,184,297	11%
Consumer and other loans	87,706	87,812	—%	89,850	(2)%	93,823	(7)%
Loans outstanding	5,818,821	5,714,200	2%	5,570,097	4%	5,348,316	9%
Unamortized deferred loan fees - net of costs	(2,998)	(3,308)	9%	(2,890)	(4)%	(1,259)	(138)%
Loans, net of deferred loan fees and costs	5,815,823	5,710,892	2%	5,567,207	4%	5,347,057	9%
Allowance for loan losses	(70,118)	(69,594)	(1)%	(67,758)	(3)%	(66,870)	(5)%
Loan receivable, net	$5,745,705	$5,641,298	2%	$5,499,449	4%	$5,280,187	9%

REAL ESTATE LOANS BY PROPERTY TYPE:	6/30/2015	3/31/2015	% change	12/31/2014	% change	6/30/2014	% change
Retail buildings	$1,183,866	$1,215,119	(3)%	$1,244,133	(5)%	$1,229,485	(4)%
Hotels/motels	969,980	907,106	7%	889,411	9%	810,442	20%
Gas stations/car washes	630,445	624,644	1%	603,961	4%	546,659	15%
Mixed-use facilities	349,600	346,865	1%	334,068	5%	320,117	9%
Warehouses	499,313	486,656	3%	450,356	11%	421,266	19%
Multifamily	213,256	205,383	4%	205,280	4%	194,592	10%
Other	798,941	768,354	4%	714,655	12%	661,736	21%
Total	$4,645,401	$4,554,127	2%	$4,441,864	5%	$4,184,297	11%

DEPOSIT COMPOSITION	6/30/2015	3/31/2015	% change	12/31/2014	% change	6/30/2014	% change
Noninterest bearing demand deposits	$1,689,137	$1,616,935	4%	$1,543,018	9%	$1,512,423	12%
Money market and other	1,615,974	1,592,151	1%	1,663,855	(3)%	1,449,771	11%
Saving deposits	196,998	193,839	2%	198,205	(1)%	203,790	(3)%
Time deposits of $100,000 or more	1,637,673	1,774,109	(8)%	1,667,367	(2)%	1,624,340	1%
Other time deposits	618,508	626,220	(1)%	621,007	—%	680,064	(9)%
Total deposit balances	$5,758,290	$5,803,254	(1)%	$5,693,452	1%	$5,470,388	5%

DEPOSIT COMPOSITION (%)	6/30/2015	3/31/2015		12/31/2014		6/30/2014
Noninterest bearing demand deposits	29.3%	27.9%		27.1%		27.7%
Money market and other	28.1%	27.4%		29.2%		26.5%
Saving deposits	3.4%	3.3%		3.5%		3.7%
Time deposits of $100,000 or more	28.4%	30.6%		29.3%		29.7%
Other time deposits	10.8%	10.8%		10.9%		12.4%
Total deposit balances	100.0%	100.0%		100.0%		100.0%

Table Page 6

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS	6/30/2015	3/31/2015	12/31/2014	6/30/2014
Total stockholders’ equity	$908,588	$899,198	$882,773	$852,609
Common Equity Tier 1 ratio	12.58%	12.73%	—%	—%
Tier 1 risk-based capital ratio	13.22%	13.39%	13.64%	13.71%
Total risk-based capital ratio	14.34%	14.53%	14.80%	14.90%
Tier 1 leverage ratio	11.80%	11.76%	11.62%	11.66%
Total risk weighted assets	$6,380,538	$6,194,595	$5,956,129	$5,713,242
Book value per common share	$11.42	$11.30	$11.10	$10.72
Tangible common equity to tangible assets [2]	11.07%	11.03%	11.00%	10.99%
Tangible common equity per share [2]	$10.05	$9.93	$9.72	$9.34

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	6/30/2015	3/31/2015	12/31/2014	6/30/2014
Total stockholders’ equity	$908,588	$899,198	$882,773	$852,609
Less: Common stock warrant	—	(378)	(378)	(378)
Goodwill and core deposit intangible assets, net	(108,754)	(109,021)	(109,288)	(109,936)
Tangible common equity	$799,834	$789,799	$773,107	$742,295

Total assets	$7,333,319	$7,267,905	$7,140,330	$6,866,291
Less: Goodwill and core deposit intangible assets, net	(108,754)	(109,021)	(109,288)	(109,936)
Tangible assets	$7,224,565	$7,158,884	$7,031,042	$6,756,355

Common shares outstanding	79,550,403	79,542,321	79,503,552	79,493,732

Tangible common equity to tangible assets	11.07%	11.03%	11.00%	10.99%
Tangible common equity per share	$10.05	$9.93	$9.72	$9.34

	Three Months Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES:	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Balance at beginning of period	$69,594	$67,758	$68,232	$66,870	$65,699	$67,758	$67,320
Provision for loan losses	1,000	1,500	2,360	4,256	2,996	2,500	6,022
Recoveries	975	1,461	3,225	772	946	2,436	1,562
Charge offs	(1,451)	(1,125)	(6,059)	(3,666)	(2,771)	(2,576)	(8,034)
Balance at end of period	$70,118	$69,594	$67,758	$68,232	$66,870	$70,118	$66,870
Net charge offs/average gross loans (annualized)	0.03%	(0.02)%	0.21%	0.21%	0.14%	0.00%	0.25%

	Three Months Ended					Six Months Ended
NET CHARGED OFF LOANS BY TYPE	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Real estate loans	$13	$(460)	$(265)	$1,100	$765	$(447)	$919
Commercial loans	560	111	3,104	1,803	1,255	671	5,669
Consumer loans	(97)	13	(5)	(9)	(195)	(84)	(116)
Charge offs excluding Acquired Credit Impaired Loans	476	(336)	2,834	2,894	1,825	140	6,472
Charge offs on Acquired Credit Impaired Loans	—	—	—	—	—	—	—
Total net charge offs	$476	$(336)	$2,834	$2,894	$1,825	$140	$6,472

Table Page 7

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

NONPERFORMING ASSETS	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Delinquent loans on nonaccrual status [3]	$39,681	$38,755	$46,352	$39,564	$42,651
Delinquent loans 90 days or more on accrual status [4]	333	—	361	—	—
Accruing restructured loans	57,393	57,905	57,128	56,061	43,906
Total nonperforming loans	97,407	96,660	103,841	95,625	86,557
Other real estate owned	20,187	19,606	21,938	23,162	20,610
Total nonperforming assets	$117,594	$116,266	$125,779	$118,787	$107,167
Nonperforming assets/total assets	1.60%	1.60%	1.76%	1.71%	1.56%
Nonperforming assets/loans receivable & OREO	2.01%	2.03%	2.25%	2.18%	2.00%
Nonperforming assets/total capital	12.94%	12.93%	14.25%	13.74%	12.57%
Nonperforming loans/loans receivable	1.67%	1.69%	1.87%	1.76%	1.62%
Nonaccrual loans/loans receivable	0.68%	0.68%	0.83%	0.73%	0.80%
Allowance for loan losses/loans receivable	1.21%	1.22%	1.22%	1.26%	1.25%
Allowance for loan losses/nonaccrual loans	176.70%	179.57%	146.18%	172.46%	156.78%
Allowance for loan losses/nonperforming loans	71.98%	72.00%	65.25%	71.35%	77.26%
Allowance for loan losses/nonperforming assets	59.63%	59.86%	53.87%	57.44%	62.40%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $22.6 million, $26.0 million, $28.9 million, $28.1 million, and $30.0 million at June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively.

[4]    Excludes Acquired Credit Impaired Loans totaling $23.0 million, $24.1 million, $30.4 million, $32.7 million, and $43.7 million, at June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Retail buildings	$5,705	$5,956	$6,050	$5,979	$6,021
Hotels/motels	8,012	8,095	8,172	8,246	8,323
Gas stations/car washes	—	—	—	—	—
Mixed-use facilities	844	784	789	792	797
Warehouses	5,759	6,180	5,880	5,939	5,922
Multifamily	—	—	—	—	—
Other [5]	37,073	36,890	36,237	35,105	22,843
Total	$57,393	$57,905	$57,128	$56,061	$43,906

[5] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Legacy
30 - 59 days	$3,457	$4,901	$2,084	$3,936	$3,170
60 - 89 days	1,546	1,565	1,812	1,284	210
Total delinquent loans less than 90 days past due - legacy	$5,003	$6,466	$3,896	$5,220	$3,380

Acquired
30 - 59 days	$1,553	$1,294	$1,806	$6,911	$6,403
60 - 89 days	629	66	436	283	640
Total delinquent loans less than 90 days past due - acquired	$2,182	$1,360	$2,242	$7,194	$7,043

Total delinquent loans less than 90 days past due	$7,185	$7,826	$6,138	$12,414	$10,423

Table Page 8

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014

Legacy
Real estate loans	$2,240	$2,127	$2,475	$2,768	$1,675
Commercial loans	2,734	4,082	1,385	2,221	1,640
Consumer loans	29	257	36	231	65
Total delinquent loans less than 90 days past due - legacy	$5,003	$6,466	$3,896	$5,220	$3,380

Acquired
Real estate loans	$1,843	$1,145	$1,747	$6,297	$6,051
Commercial loans	333	199	382	884	860
Consumer loans	6	16	113	13	132
Total delinquent loans less than 90 days past due - acquired	$2,182	$1,360	$2,242	$7,194	$7,043

Total delinquent loans less than 90 days past due	$7,185	$7,826	$6,138	$12,414	$10,423

NONACCRUAL LOANS BY TYPE	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014

Real estate loans	$25,922	$25,126	$30,988	$29,001	$27,815
Commercial loans	12,031	12,591	14,302	9,486	13,553
Consumer loans	1,728	1,038	1,062	1,077	1,283
Total non-accrual loans	$39,681	$38,755	$46,352	$39,564	$42,651

CRITICIZED LOANS	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Legacy
Special mention	$102,725	$90,041	$96,092	$88,314	$55,659
Substandard	103,074	111,162	114,369	113,865	112,357
Doubtful	220	228	39	470	1,227
Loss	—	—	—	—	—
Total criticized loans - legacy	$206,019	$201,431	$210,500	$202,649	$169,243

Acquired
Special mention	$27,070	$22,257	$26,243	$25,081	$36,811
Substandard	90,262	96,655	107,506	114,347	124,618
Doubtful	1,833	1,947	2,148	3,086	3,980
Loss	—	—	—	—	76
Total criticized loans - acquired	$119,165	$120,859	$135,897	$142,514	$165,485

Total criticized loans	$325,184	$322,290	$346,397	$345,163	$334,728

Table Page 9